Columbia Income Fund
Columbia Intermediate Bond Fund (Funds)


77B Accountant's Report on Internal Control

             Report of Independent Registered Public Accounting Firm


To the Trustees and the Shareholders of Columbia Funds Trust VIII

In planning and performing our audits of the financial statements of Columbia Intermediate Bond Fund and Columbia Income Fund (the "Funds") (each a series of Columbia Funds Trust VIII) for the period ended March 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2004.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
May 19, 2004




77E  Legal Proceedings

Various civil actions have been filed against the Registrant in regard to market timing allegations. As of April 22, 2004, we have received the following complaints:

(1.) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant United States District Court District of Massachusetts
      Case # 04 10534 PBS
      Complaint Allegation:  Market Timing

(2.) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin, John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation, Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10567MEL
      Complaint Allegation: Market Timing

(3.) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04-10315-PBS
      Complaint Allegation: Market Timing

(4.) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10355PBS

(5.) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

      United States District Court
      Southern District of New York
      Case # 04 CV 1576

Complaint Allegation:  Market Timing

(6.) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley
L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10408HEL

Complaint Allegation:  Market Timing

(7.) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(8.) R.L. Simmonds and Jean Simmonds, on behalf of Themselves and on behalf of All Others Similarly Situated v. Columbia Funds, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Columbia Management Group, Inc., FleetBoston Financial Corporation, Columbia Wanger Asset Management, L.P.,

      United States District Court
      Southern District of New York
      Case # 04 CV 01879

Complaint Allegation:  Market Timing


77K Changes in Registrant's certifying accountant.

Effective March 1, 2004, Ernst & Young LLP ("E&Y") resigned as the independent auditors of the Funds. Based on the recommendation of the Audit Committee, the Board of Trustees voted to appoint PricewaterhouseCoopers, LLP for the fiscal year ended March 31, 2004.

During the two most recent fiscal years, E&Y's audit reports contained no adverse opinion or disclaimer of opinion; nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principle. Further, in connection with its audits for the two most recent fiscal years and through March 1, 2004, there were no disagreements between the Fund and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of E&Y would have caused it to make reference to the disagreements in its report on the financial statements for such years.


May 25, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Columbia Funds Trust II:                 Columbia Funds Trust VIII:
Columbia Money Market Fund               Columbia Income Fund
                                         Columbia Intermediate Bond Fund
Columbia Funds Trust III:
Columbia Liberty Fund                    Columbia Funds Trust XI:
Columbia Contrarian Income Fund          Columbia Global Thematic Equity Fund
                                         Columbia European Thematic Equity Fund
Columbia Funds Trust IV:                 Columbia Asset Allocation Fund
Columbia Municipal Money Market Fund     Columbia Dividend Income Fund
                                         Columbia Large Cap Core Fund
Columbia Funds Trust V:                  Columbia International Equity Fund
Columbia Large Company Index Fund        Columbia Large Cap Growth
Columbia Small Company Index Fund        Columbia Disciplined Value Fund
Columbia U.S. Treasury Index Fund        Columbia Small Cap Fund
                                         Columbia Small Company Equity Fund


Gentlemen:

We have read Sub-Item 77K of Form N-SAR dated May 28, 2004, of the above listed Trusts and Funds and are in agreement with the statements contained in Sub-Item 77K of Form N-SAR. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                     Very truly yours,


                                                     /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP




77Q Exhibits


                              MANAGEMENT AGREEMENT
                                     BETWEEN
                          COLUMBIA FUNDS TRUST VIII AND
                       COLUMBIA MANAGEMENT ADVISORS, INC.

COLUMBIA FUNDS TRUST VIII, a Massachusetts business trust registered under the Investment Company Act of 1940 ("1940 Act") as an open-end diversified management investment company ("Trust"), hereby appoints COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation registered under the Investment Advisers Act of 1940 as an investment adviser ("Manager"), to furnish investment advisory and portfolio management services with respect to the portion of its assets represented by the shares of beneficial interest issued in each series listed in Schedule A hereto, as such schedule may be amended from time to time (each such series hereinafter referred to as "Fund"). Trust and Manager hereby agree that:

1. Investment Management Services. Manager shall manage the investment operations of Trust and each Fund, subject to the terms of this Agreement and to the supervision and control of Trust's Board of Trustees ("Trustees"). Manager agrees to perform, or arrange for the performance of, the following services with respect to each Fund:

(a) to obtain and evaluate such information relating to economies, industries, businesses, securities and commodities markets, and individual securities, commodities and indices as it may deem necessary or useful in discharging its responsibilities hereunder;

(b) to formulate and maintain a continuing investment program in a manner consistent with and subject to (i) Trust's agreement and declaration of trust and by-laws; (ii) the Fund's investment objectives, policies, and restrictions as set forth in written documents furnished by the Trust to Manager; (iii) all securities, commodities, and tax laws and regulations applicable to the Fund and Trust; and (iv) any other written limits or directions furnished by the Trustees to Manager;

(c) unless otherwise directed by the Trustees, to determine from time to time securities, commodities, interests or other investments to be purchased, sold, retained or lent by the Fund, and to implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected;

(d) to use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended;

(e) to make recommendations as to the manner in which voting rights, rights to consent to Trust or Fund action, and any other rights pertaining to Trust or the Fund shall be exercised;

(f) to make available to Trust promptly upon request all of the Fund's records and ledgers and any reports or information reasonably requested by the Trust; and

(g) to the extent required by law, to furnish to regulatory authorities any information or reports relating to the services provided pursuant to this Agreement.

Except as otherwise instructed from time to time by the Trustees, with respect to execution of transactions for Trust on behalf of a Fund, Manager shall place, or arrange for the placement of, all orders for purchases, sales, or loans with issuers, brokers, dealers or other counter parties or agents selected by Manager. In connection with the selection of all such parties for the placement of all such orders, Manager shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to brokers and dealers who provide Manager with statistical, research and other information, analysis, advice, and similar services. In recognition of such services or brokerage services provided by a broker or dealer, Manager is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Manager determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.

Trust hereby authorizes any entity or person associated with Manager that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. Trust hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2-2(T)(a)(iv).

Manager may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for Trust or one or more Funds in order to obtain best execution or lower brokerage commissions. In such event, Manager shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in a manner it considers to be equitable and fair and consistent with its fiduciary obligations to Trust, the Funds, and Manager's other customers.

Manager shall for all purposes be deemed to be an independent contractor and not an agent of Trust and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Trust in any way.

2. Administrative Services. Manager shall supervise the business and affairs of Trust and each Fund and shall provide such services and facilities as may be required for effective administration of Trust and Funds as are not provided by employees or other agents engaged by Trust; provided that Manager shall not have any obligation to provide under this Agreement any such services which are the subject of a separate agreement or arrangement between Trust and Manager, any affiliate of Manager, or any third party administrator ("Administrative Agreements").

3. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Manager under this Agreement, Manager may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of written approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Manager, provided that Manager shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Manager or such parties.

4. Expenses Borne by Trust. Except to the extent expressly assumed by Manager herein or under a separate agreement between Trust and Manager and except to the extent required by law to be paid by Manager, Manager shall not be obligated to pay any costs or expenses incidental to the organization, operations or business of the Trust. Without limitation, such costs and expenses shall include but not be limited to:

(a) all charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property;

(b) all charges for equipment or services used for obtaining price quotations or for communication between Manager or Trust and the custodian, transfer agent or any other agent selected by Trust;

(c) all charges for administrative and accounting services provided to Trust by Manager, or any other provider of such services;

(d) all charges for services of Trust's independent auditors and for services to Trust by legal counsel;

(e) all compensation of Trustees, other than those affiliated with Manager, all expenses incurred in connection with their services to Trust, and all expenses of meetings of the Trustees or committees thereof;

(f) all expenses incidental to holding meetings of holders of units of interest in the Trust ("Unitholders"), including printing and of supplying each record-date Unitholder with notice and proxy solicitation material, and all other proxy solicitation expense;

(g) all expenses of printing of annual or more frequent revisions of Trust prospectus(es) and of supplying each then-existing Unitholder with a copy of a revised prospectus;

(h) all expenses related to preparing and transmitting certificates representing Trust shares;

(i) all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees;

(j) all brokers' commissions and other normal charges incident to the purchase, sale, or lending of portfolio securities;

(k) all taxes and governmental fees payable to Federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

(l) all expenses of registering and maintaining the registration of Trust under the 1940 Act and, to the extent no exemption is available, expenses of registering Trust's shares under the 1933 Act, of qualifying and maintaining qualification of Trust and of Trust's shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of Trust under all other laws applicable to Trust or its business activities;

(m) all interest on indebtedness, if any, incurred by Trust or a Fund; and

(n) all fees, dues and other expenses incurred by Trust in connection with membership of Trust in any trade association or other investment company organization.

5. Allocation of Expenses Borne by Trust. Any expenses borne by Trust that are attributable solely to the organization, operation or business of a Fund shall be paid solely out of Fund assets. Any expense borne by Trust which is not solely attributable to a Fund, nor solely to any other series of shares of Trust, shall be apportioned in such manner as Manager determines is fair and appropriate, or as otherwise specified by the Board of Trustees.

6. Expenses Borne by Manager. Manager at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement. Manager shall pay all expenses of establishing, maintaining, and servicing the accounts of Unitholders in each Fund listed in Exhibit A. However, Manager shall not be required to pay or provide any credit for services provided by Trust's custodian or other agents without additional cost to Trust.

In the event that Manager pays or assumes any expenses of Trust or a Fund not required to be paid or assumed by Manager under this Agreement, Manager shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve Manager of any obligation to Trust or a Fund under any separate agreement or arrangement between the parties.

7. Management Fee. For the services rendered, facilities provided, and charges assumed and paid by Manager hereunder, Trust shall pay to Manager out of the assets of each Fund fees at the annual rate for such Fund as set forth in Schedule B to this Agreement. For each Fund, the management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Trustees, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

8. Retention of Sub-Adviser. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act, Manager may retain one or more sub-advisers at Manager's own cost and expense for the purpose of furnishing one or more of the services described in Section 1 hereof with respect to Trust or one or more Funds. Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of Manager under this Agreement, and Manager shall be responsible to Trust and its Funds for all acts or omissions of any sub-adviser in connection with the performance of Manager's duties hereunder.

9. Non-Exclusivity. The services of Manager to Trust hereunder are not to be deemed exclusive and Manager shall be free to render similar services to others.

10. Standard of Care. Neither Manager, nor any of its directors, officers, stockholders, agents or employees shall be liable to Trust or its Unitholders for any error of judgment, mistake of law, loss arising out of any investment, or any other act or omission in the performance by Manager of its duties under this Agreement, except for loss or liability resulting from willful misfeasance, bad faith or gross negligence on Manager's part or from reckless disregard by Manager of its obligations and duties under this Agreement.

11. Amendment. This Agreement may not be amended as to Trust or any Fund without the affirmative votes (a) of a majority of the Board of Trustees, including a majority of those Trustees who are not "interested persons" of Trust or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of Trust or, with respect to an amendment affecting an individual Fund, a "majority of the outstanding shares" of that Fund. The terms "interested persons" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

12. Effective Date and Termination. This Agreement shall become effective as to any Fund as of the effective date for that Fund specified in Schedule A hereto. This Agreement may be terminated at any time, without payment of any penalty, as to any Fund by the Board of Trustees of Trust, or by a vote of a majority of the outstanding shares of that Fund, upon at least sixty (60) days' written notice to Manager. This Agreement may be terminated by Manager at any time upon at least sixty (60) days' written notice to Trust. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect with respect to any Fund until the end of the initial term applicable to that Fund specified in Schedule A and thereafter from year to year only so long as such continuance is specifically approved with respect to that Fund at least annually (a) by a majority of those Trustees who are not interested persons of Trust or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Trustees of Trust or by a "vote of a majority of the outstanding shares" of the Fund.

13. Ownership of Records; Interparty Reporting. All records required to be maintained and preserved by Trust pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act or other applicable laws or regulations which are maintained and preserved by Manager on behalf of Trust and any other records the parties mutually agree shall be maintained by Manager on behalf of Trust are the property of Trust and shall be surrendered by Manager promptly on request by Trust; provided that Manager may at its own expense make and retain copies of any such records.

Trust shall furnish or otherwise make available to Manager such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of each Unitholder in a Fund as Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

Manager shall prepare and furnish to Trust as to each Fund statistical data and other information in such form and at such intervals as Trust may reasonably request.

14. Non-Liability of Trustees and Unitholders. Any obligation of Trust hereunder shall be binding only upon the assets of Trust (or the applicable Fund thereof) and shall not be binding upon any Trustee, officer, employee, agent or Unitholder of Trust. Neither the authorization of any action by the Trustees or Unitholders of Trust nor the execution of this Agreement on behalf of Trust shall impose any liability upon any Trustee or any Unitholder.

15. Use of Manager's Name. Trust may use the name "Liberty-SteinRoe Funds Income Trust" and the Fund names listed in Schedule A or any other name derived from the name "Stein Roe & Farnham" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Manager as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, Trust will cease to use any name derived from the name "Stein Roe & Farnham" or otherwise connected with Manager, or with any organization which shall have succeeded to Manager's business as investment adviser.

16. References and Headings. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:  November 1, 2003                            COLUMBIA FUNDS TRUST VIII



Attest: __________________________                  By:/s/ Joseph R. Palombo
        Name:                                            Joseph R. Palombo
        Title:                                           President





                       COLUMBIA MANAGEMENT ADVISORS, INC.



Attest: __________________________                By:/s/ Joseph R. Palombo
        Name:                                       Joseph R. Palombo
        Title:                                      Executive Vice President
                                                    and Chief Operating Officer

                            COLUMBIA FUNDS TRUST VIII
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

The Funds of the Trust currently subject to this Agreement are as follows:


                                                 Effective        End of
                                                   Date         Initial Term

Columbia Income Fund                               11/1/03         10/31/04
Columbia Intermediate Bond Fund                    11/1/03         10/31/04

Dated: November 1, 2003



                            COLUMBIA FUNDS TRUST VIII



Attest:                                            By:/s/ Joseph R. Palombo
        ------------------------------------
        Name:                                          Joseph R. Palombo
        Title:                                         President

                                             COLUMBIA MANAGEMENT ADVISORS, INC.



Attest:                                         By:/s/ Joseph R. Palombo
        ------------------------------------
        Name:                                      Joseph R. Palombo
        Title:                                     Executive Vice President
                                                   and Chief Operating Officer

                            COLUMBIA FUNDS TRUST VIII
                              MANAGEMENT AGREEMENT
                                   SCHEDULE B

Compensation pursuant to Section 7 of this Agreement shall be calculated in accordance with the following schedules applicable to average daily net assets of the Funds:

Schedule for Columbia Income Fund 0.500% up to $100 million, 0.475% next $900 million, 0.45% thereafter

Schedule for Columbia Intermediate Bond Fund
0.350% up to $1 billion,
0.300% thereafter


Dated:  November 1, 2003

                            COLUMBIA FUNDS TRUST VIII



Attest:                                         By:/s/ Joseph R. Palombo
        ------------------------------------
        Name:                                         Joseph R. Palombo
        Title:                                         President


                                              COLUMBIA MANAGEMENT ADVISORS, INC.



Attest:                                           By:/s/ Joseph R. Palombo
        ------------------------------------
        Name:                                       Joseph R. Palombo
        Title:                                      Executive Vice President
                                                    and Chief Operating Officer

                                    AMENDMENT

                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                      LIBERTY-STEIN ROE FUNDS INCOME TRUST


WHEREAS, Article First of the Amended and Restated Agreement and Declaration of Trust (Declaration of Trust) dated July 28, 2000, as amended, of Liberty-Stein Roe Funds Income Trust (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty-Stein Roe Funds Income Trust, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust VIII and have authorized the following amendment to said Declaration of Trust:

         Article First is hereby amended to read in its entirety as follows:

                First: Name: This Trust shall be known as "Columbia Funds Trust VIII" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

                The foregoing Amendment shall become effective as of October 13, 2003.

                IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.


 The foregoing Amendment shall become effective as of October 13, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.




/s/ Douglas A. Hacker                                   /s/ John J. Neuhauser
    Douglas A. Hacker                                       John J. Neuhauser

/s/ Janet Langford Kelly                                /s/ Joseph R. Palombo
    Janet Langford Kelly                                    Joseph R. Palombo

/s/ Richard W. Lowry                                    /s/ Thomas E. Stitzel
    Richard W. Lowry                                        Thomas E. Stitzel

/s/ William E. Mayer                                    /s/ Thomas C. Theobald
    William E. Mayer                                        Thomas C. Theobald

/s/ Charles R. Nelson                                   /s/ Ann-Lee Verville
    Charles R. Nelson                                       Anne-Lee Verville



Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )

     Then personally appeared the above-named Trustees and executed an Amendment to the Amended and Restated Agreement and Declaration of Trust of Liberty-Stein Roe Funds Income Trust as their free act and deed, before me, this September 15, 2003.

                                                /s/ Erika L. Hawkes
                                                    Erika L. Nager
                                                    Notary Public

                                              My Commission Expires:  6/14/2007